Exhibit 99.1

Jamba, Inc. Announces Receipt of Expected Letter from Nasdaq

FRISCO, Texas— March 24, 2017—Jamba, Inc. (Nasdaq:JMBA) (“Jamba” or the “Company”) today announced that as expected, on March 21, 2017 it received a standard notification letter from Nasdaq stating that because the Company has not yet filed its Form 10-K for the year ended January 3, 2017 (the “10-K”), the Company is not in compliance with Nasdaq Listing Rule 5250(c)(1), which requires timely filing of periodic reports with the Securities and Exchange Commission.

Nasdaq provided the Company until May 22, 2017 to submit a plan to regain compliance and, if Nasdaq accepts the Company's plan, Nasdaq can grant the Company an additional compliance period until September 18, 2017 to regain compliance.  The Company does not currently expect submission of a compliance plan will be necessary as it anticipates filing its Form 10-K prior to the expiration of the 60-day period. The Company anticipates that it will fully regain compliance with the Nasdaq continued listing requirements upon such filing of its Form 10-K.

As previously disclosed, as of March 20, 2017, the filing deadline for its 10-K, the Company had not yet completed its financial statements. As a result, the Company’s independent registered public accounting firm, KPMG LLP, has not completed their audit of the Company’s financial statements and the assessment of the Company’s internal control over financial reporting.  The delay in completion of the Company’s financial statements has been primarily caused by transition issues stemming from the Company relocation of its corporate headquarters from Emeryville, California to Frisco, Texas in the second half of 2016.  The Company’s delay was also contributed to, in part, by the complexities with addressing the number of Company non-routine transactions which occurred in 2016, many of which related to the Company’s transition.

The Company intends to file the Annual Report as soon as practicable after completion of the audit. While the Company continues to work expeditiously to complete its financials and file its Form 10-K as soon as practicable, the Company does not anticipate filing the Form 10-K within the fifteen-day period provided by Rule 12b-25.

The Notification Letter has no immediate effect on the listing of the Company’s common stock on the Nasdaq Global Select Market.

About Jamba, Inc.

Jamba, Inc. (Nasdaq: JMBA) through its wholly-owned subsidiary, Jamba Juice Company, is a healthful, active lifestyle brand with a robust global business driven by a portfolio of franchised and company-owned Jamba Juice ® stores and Jamba Juice Express™ formats. Jamba Juice ® is a leading restaurant retailer of “better-for-you” specialty beverage and food offerings which include flavorful, whole fruit and vegetable smoothies, fresh squeezed juices and juice blends, Energy Bowls™, signature “boosts”, shots and a variety of food items including: hot oatmeal, breakfast wraps, sandwiches, Artisan Flatbreads™, baked goods and snacks.

There are over 900 Jamba Juice store locations globally, as of January 3, 2017. For more information visit www.jambajuice.com or contact Jamba’s Guest Services team at 1-866-4R-FRUIT (473-7848).

Forward-Looking Statements

This press release (including information incorporated or deemed incorporated by reference herein) contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those involving future events and future results that are based on current expectations, estimates, forecasts, and projections as well as the current beliefs and assumptions of the Company’s management. Words such as “outlook”, “believes”, “expects”, “appears”, “may”, “will”, “should”, “anticipates”, or the negative thereof or comparable terminology, are intended to identify such forward-looking statements. Any statement that is not a historical fact, including estimates, projections, future trends and the outcome of events that have not yet occurred, is a forward-looking statement. Forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to factors discussed under the section entitled “Risk Factors” in the Company’s reports filed with the SEC. Many of such factors relate to events and circumstances that are beyond the Company’s control. You should not place undue reliance on forward-looking statements. The Company does not assume any obligation to update the information contained in this press release.

Contact:

Investor Relations

Dara Dierks, ICR

646-277-1212

investors@jambajuice.com